Exhibit 99.1

HeartSciences Provides Business Update and Reports Second Quarter Fiscal 2023 Financial Results

Patient Enrollment Close to Completion and Continue to Target FDA De Novo Resubmission Around Current Fiscal Year End

Southlake, Texas, December 16, 2022, (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (NASDAQ: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on saving lives by making an ECG (also known as an EKG) a far more valuable screening tool through the use of Artificial Intelligence (AI), today provided a business update and reported financial results for the fiscal 2023 second quarter ended October 31, 2022.

Andrew Simpson, Chief Executive Officer of HeartSciences, stated, “Since our initial public offering in June 2022, we have achieved a number of important milestones which add to HeartSciences’ strategic value as we progress towards commercialization of the MyoVista®. Resubmission for FDA De Novo clearance is our main priority and we are close to completing enrollment for our pivotal validation study and have also enrolled additional enrichment study patients to provide extra data. We continue to target an FDA De Novo resubmission around the current fiscal year end, assuming positive results.”

“We strengthened our intellectual property portfolio with the grant of a U.S. patent for ECG quantification of echocardiographic measures of diastolic function of the heart using AI methods, as well as the grant of a European patent covering our proprietary electrode and connector system. Additionally, The American Medical Association issued new industry-first Category III Current Procedural Terminology (CPT®) codes covering novel AI assistive algorithmic ECG risk assessments for cardiac dysfunction, which would include the MyoVista®.”

“Furthermore, earlier this month, we entered into an important multi-year collaboration agreement with Rutgers University to develop AI-based algorithms, which we expect will accelerate our development pipeline for further expanding the clinical value of an ECG. Additionally, an independent study utilizing our proprietary MyoVista® technology was published in Advocate Aurora Health’s Journal of Patient-Centered Research and Reviews, which concluded that the MyoVista® technology ECG-derived machine learning model provides a cost-effective strategy for predicting patient subgroups with a high-risk of major adverse cardiovascular events (MACE).”

“Finally, HeartSciences was named as a top ten MedTech startup in 2022 by MedTech Outlook Magazine and we participated in a number of investor focused and industry related conferences to further increase awareness of HeartSciences and MyoVista®.”

“We believe HeartSciences’ is at the leading edge of bringing new clinical capabilities to the ECG. The problem we’re seeking to solve is well known. Millions of people with heart disease remain undiagnosed until some sort of event that could have been preventable through early detection. That’s why our MyoVista device is designed to significantly increase the clinical value of the ECG by detecting cardiac dysfunction at an early stage. Our objective is to become a fixture in front-line healthcare settings to help physicians make better and earlier referral decisions for at risk patients.”

As a development-stage company, there were no meaningful revenues for the second quarter of 2023. As of October 31, 2022, cash and cash equivalents were $3.1 million. The Company continues to carefully manage its expenses and believes it has sufficient capital to support operations through resubmission for FDA De Novo clearance. Complete financial results have been filed with the Securities and Exchange Commission, in the Company’s Form 10-Q for the period ending October 31, 2022, which is available on the Company’s website.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECG, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista® device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista® are proprietary to HeartSciences, and new electrodes are required for every test performed.

For more information, please visit: https://www.heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For investor and media inquiries, please contact:

Investor Relations:

Crescendo Communications, LLC

Phone: (212) 671-1021

Email: HSCS@crescendo-ir.com

Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com